Exhibit 5.1

June 29, 2016

Kitov Pharmaceuticals Holdings Ltd.

One Azrieli Center, Round Building

Tel Aviv, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Kitov Pharmaceuticals Holdings Ltd., (the “Company”), an Israeli company, in connection with the registration by the Company of (A) 2,378,823 Class A Units, with each Class A Unit consisting of (i) one (1) American Depositary Share (the “ADSs”), or 2,378,823 ADSs (the “Initial ADSs”), in the aggregate, each representing twenty (20) ordinary shares, no par value per share of the Company, and (ii) warrants (the “Series A Warrants”, and together with the Initial ADSs, the “Class A Units”) to purchase one ADS per such warrant (the “Series A Warrant Shares”), or 2,378,823 Series A Warrant Shares in the aggregate, (B) 1,150,589 Class B Units, with each Class B Unit consisting of (i) a pre-funded warrant (the “Series B Warrants”) to purchase one (1) ADS or 1,150,589 ADSs in the aggregate (the “Series B Warrant Shares”), and (ii) one (1) Series A Warrant (together with the Series B Warrants, the “Class B Units”) to purchase one Series A Warrant Share, or 1,150,589 Series A Warrant Shares in the aggregate, and (C) warrants (the “Placement Agent Warrants”, and together with the Class A Units and the Class B Units, the “Securities”) issued to the Placement Agent (as defined below) to purchase 2,823,530 ADSs (such ADSs, together with the Series A Warrant Shares and Series B Warrant Shares, the “Warrant Shares”).  The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as placement agent in connection with a public offering of the Company (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of registration statement on Form F-1 (Registration Statement No. 333-211477) (the “Initial Registration Statement”) filed by the Company with the SEC, the registration statement on Form F-1 filed by the Company with the SEC in connection with the registration of certain additional securities pursuant to Rule 462(b) and as to which this opinion is filed as an exhibit (together with the Initial Registration Statement, the “Registration Statements”), the Company’s Amended and Restated Articles of Association, resolutions of the Board of Directors and Audit Committee which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or an authorized committee thereof, the ordinary shares underlying the Initial ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly validly issued, fully paid and non-assessable and (ii) the ordinary shares underlying the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the applicable warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.